Exhibit 99.1

Evolent Health Announces Third Quarter 2020 Results

Washington, D.C., (November 5, 2020) – Evolent Health, Inc. (NYSE: EVH), a health care company that delivers proven clinical and administrative solutions to payers and providers, today announced financial results for the quarter ended September 30, 2020.

Highlights from the third quarter of 2020 include:

•GAAP revenue of $264.6 million, an increase of 20.2% year-over-year.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $(37.3) million.
•Achieved adjusted EBITDA of $12.7 million.
•Lives on platform of approximately 3.5 million.
•Announced two new provider customers for total cost of care, in addition to today’s announcement of Florida Blue Medicare as a specialty care customer.
•Closed the Passport Health Plan asset sale.

Seth Blackley, Chief Executive Officer and Co-Founder of Evolent Health commented, “Overall, I am very pleased with our results for the quarter and the progress we have made executing on our strategic priorities: driving strong organic growth in our core three solutions, expanding margins and efficiently allocating capital. During the quarter we signed two new provider partnerships in our total cost of care solution and today we are announcing the addition of Florida Blue Medicare on our specialty care management platform, New Century Health. This takes our total partner additions to 8 for 2020 and, importantly, opens up the Blue Cross Blue Shield segment for New Century Health. In addition, we are growing our relationships with existing partners, including an expansion of our administrative simplification solution with SOMOS. These agreements and our robust pipeline demonstrate the significant value we are adding for customers.”

Mr. Blackley continued, “In addition to driving top line growth, we continued expanding our Adjusted EBITDA margins in the quarter through our focus on operating discipline. Looking ahead, our targeted overhead cost initiative is exceeding our expectations as we work to drive margin expansion in 2021 and beyond.”

“We remain focused on maximizing long-term shareholder value by driving top- and bottom-line growth in our three core solutions and also by optimizing our financial model through efficient capital allocation. We are continuing to explore strategic options for our health plan assets and have made significant progress, including completing the sale of assets of Passport and agreeing to sell our interests in the Lighthouse Health Plan to Anthem. Looking ahead, we see several macro trends accelerating that will support our business in the years ahead, including an enhanced focus on cost and value from purchasers of health care services, policy-based focus on driving the shift to value, and increased pressure on managed care plans as a result of the continued impact of COVID-19. With these tailwinds at our back, we will continue to execute on our focused strategy and are encouraged by the strong pipeline momentum of our solutions into 2021.”

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings release. See Financial Statement Presentation and Non-GAAP Financial Measures for more information.

Reported Results

Evolent Health, Inc. reported the following results in accordance with U.S. generally accepted accounting principles (“GAAP”). All comparisons are to the quarter ended September 30, 2019:

•Revenue of $264.6 million and $220.1 million for the three months ended September 30, 2020 and 2019, respectively, an increase of 20.2%;
◦Services revenue of $239.7 million and $179.9 million for the three months ended September 30, 2020 and 2019, respectively, before intersegment eliminations of $(4.6) million and $(3.3) million, respectively; and
◦True Health premiums revenue of $29.5 million and $43.8 million for the three months ended September 30, 2020 and 2019, respectively, before intersegment eliminations of $0 and $(0.2) million, respectively.
•Cost of revenue of $183.2 million and $131.8 million for the three months ended September 30, 2020 and 2019, respectively, an increase of 39.0%.
•Claims expenses of $21.3 million and $34.8 million for the three months ended September 30, 2020 and 2019, respectively, a decrease of (38.7)%.
•Selling, general and administrative expenses of $55.8 million and $58.8 million for the three months ended September 30, 2020 and 2019, respectively, a decrease of (5.2)%.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $(37.3) million and $(25.5) million for the three months ended September 30, 2020 and 2019, respectively.
•Loss attributable to common shareholders of Evolent Health, Inc., per basic and diluted share, of $(0.44) and $(0.30) for the three months ended September 30, 2020 and 2019, respectively.

Total cash and cash equivalents and investments as of September 30, 2020, was $387.0 million.

Adjusted Results

•Adjusted Cost of Revenue of $180.2 million and $129.0 million for the three months ended September 30, 2020 and 2019, respectively, an increase of 39.6%.
•Claims expenses of $21.3 million and $34.8 million for the three months ended September 30, 2020 and 2019, respectively, a decrease of (38.7)%.
•Adjusted selling, general and administrative expenses of $50.4 million and $53.1 million for the three months ended September 30, 2020 and 2019, respectively, a decrease of (5.1)%.
•Adjusted EBITDA of $12.7 million and $3.3 million for the three months ended September 30, 2020 and 2019, respectively.
•Adjusted Loss Available to Common Shareholders of $(2.7) million and $(7.7) million for the three months ended September 30, 2020 and 2019, respectively.
•Adjusted Loss per Share Available to Common Shareholders of $(0.03) and $(0.09) for the three months ended September 30, 2020 and 2019, respectively.

Business Outlook
The Company is not providing forward looking guidance for GAAP reported financial measures. A reconciliation of forward looking Adjusted EBITDA financial measures to net loss attributable to common shareholders of Evolent Health, Inc., the most comparable GAAP financial measure, is provided in the "Guidance Reconciliation" table below.

Evolent reiterated that it expects to be within previously-stated full year 2020 guidance ranges. Adjusted Revenue for the year ending December 31, 2020 is expected to be in the range of approximately $1.000 billion to $1.014 billion. The components of Adjusted Revenue include Adjusted Services revenue, which is forecasted to be approximately $903.3 million to $913.3 million, and True Health premiums revenue, which is forecasted to be approximately $116.0 million to $120.0 million; intersegment eliminations are forecasted to be approximately $(19.3) million for the full year. Adjusted EBITDA is expected to be in the range of approximately $35.0 million to $38.0 million.

For the three months ending December 31, 2020, Adjusted Revenue is expected to be in the range of approximately $249.0 million to $264.0 million. The components of Adjusted Revenue include Adjusted Services revenue, which is forecasted to be approximately $225.0 million to $235.0 million, and True Health premiums revenue, which is forecasted to be approximately $28.5 million to $32.5 million; intersegment eliminations are forecasted to be approximately $(4.0) million for the quarter. Adjusted EBITDA is expected to be in the range of approximately $10.0 million to $13.0 million.

This "Business Outlook" section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth below in "Forward Looking Statements - Cautionary Language" and Evolent Health, Inc.'s filings with the Securities and Exchange Commission ("SEC").

Web and Conference Call Information

As previously announced, Evolent Health, Inc. will hold a conference call to discuss its third quarter and full year performance this evening, November 5, 2020, at 5:00 p.m., Eastern Time. The conference call will be available via live webcast on the Company's Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join the "Evolent Health call." Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company's website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.

About Evolent Health

Evolent Health (NYSE: EVH) delivers proven clinical and administrative solutions that improve whole-person health while making health care simpler and more affordable. Our solutions encompass total cost of care management, specialty care management, and administrative simplification. Evolent serves a national base of leading payers and providers, is the first company to receive the National Committee for Quality Assurance's Population Health Program Accreditation, and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolenthealth.com.

Contacts:

Chelsea Griffin
Investor Relations
919.817.8045
cgriffin@evolenthealth.com

Dan Paladino
Media Relations
571.306.3470
dpaladino@evolenthealth.com

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Services Revenue, Adjusted Platform and Operations Services Revenue, Adjusted Cost of Revenue, Adjusted Selling,

General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Total Operating Expenses, Adjusted Operating Income (Loss), Adjusted EBITDA, Services Adjusted EBITDA, True Health Adjusted EBITDA, Adjusted Earnings (Loss) Available to Common Shareholders, Adjusted Earnings (Loss) per Share Available to Common Shareholders and Adjusted Weighted-Average Common Shares, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Services Revenue is defined as the sum of Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue. Adjusted Revenue is defined as the sum of Adjusted Services Revenue and True Health premiums revenue, less relevant intersegment eliminations. Management uses Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue as supplemental performance measures because they reflect a complete view of the operational results. The measures are also useful to investors because they reflect the full view of our operational performance in line with how we generate our long term forecasts.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, acquisition-related costs related to acquisitions and business combinations, securities offerings and other one-time adjustments. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures, which are also useful to investors, because they facilitate an understanding of our long term operational costs while removing the effect of costs that are not expected to reoccur frequently (e.g. acquisition-related costs) and non-cash (e.g. stock-based compensation expenses) in nature. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses. Adjustments for acquisition-related costs incurred generally represent professional service fees and direct expenses related to acquisitions. Because we do not acquire businesses on a predictable cycle, we do not consider the amount of acquisition-related costs to be a representative component of the day-to-day operating performance of our business.

Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to exclude the impact of amortization expenses related to intangible assets acquired through asset acquisitions and business combinations. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses and Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures. Adjusted Total Operating Expenses is further adjusted to exclude the impact of adjustments such as goodwill impairment, equity method investment impairment, severance costs, and items arising from acquisitions and business combinations, such as changes in fair value of contingent consideration and indemnification assets.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures.

Adjusted EBITDA is defined as EBITDA (net loss attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, (provision) benefit for income taxes, depreciation and amortization expenses), adjusted to exclude equity method investment impairment, loss on extinguishment of debt, gain (loss) from equity method investees, gain (loss) on disposal of assets, goodwill impairment, changes in fair value of contingent consideration and indemnification asset, other income (expense), net, net loss attributable to non-controlling interests, purchase accounting adjustments, stock-based compensation expense, severance costs, amortization of contract cost assets and acquisition-related costs. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Adjusted Revenue.

Management uses Adjusted EBITDA as a supplemental performance measure because the removal of acquisition-related costs, one-time or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Earnings (Loss) Available to Common Shareholders is defined as earnings (loss) attributable to common shareholders adjusted to exclude, income (loss) from equity method investees, other income (expense), net, gain (loss) on disposal of assets, impairment of equity method investees, goodwill impairment, changes in fair value of contingent consideration and indemnification assets, net (income) loss attributable to non-controlling interests, purchase accounting adjustments, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, acquisition-related costs and other one-time adjustments.

Adjusted Weighted-Average Common Shares is defined as weighted average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares.

Adjusted Earnings (Loss) per Share Available to Common Shareholders is defined as Adjusted Earnings (Loss) Available to Common Shareholders divided by Adjusted Weighted-Average Common Shares, and reflects the adjustments made in those non-GAAP measures.
Management uses Adjusted Earnings (Loss) Available to Common Shareholders, Adjusted Weighted-Average Common Shares and Adjusted Earnings (Loss) per Share Available to Common Shareholders because these performance measures represent our core operating performance distributed amongst all of our investors which is not represented by the GAAP results across time due to our complex equity structure. We believe that these measures are also useful to investors for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue
Transformation services	$4,807	$5,184	$10,800	$10,481
Platform and operations services	230,299	171,438	652,574	463,252
Premiums	29,487	43,521	87,136	136,125
Total revenue	264,593	220,143	750,510	609,858

Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below)	183,165	131,763	524,630	357,587
Claims expenses	21,325	34,802	63,136	108,644
Selling, general and administrative expenses	55,758	58,808	160,967	200,578
Depreciation and amortization expenses	14,694	15,408	46,610	44,966
Loss on extinguishment of debt, net	4,789	—	4,789	—
(Gain) loss on disposal of assets	—	—	6,447	(9,600)
Goodwill impairment	—	—	215,100	—
Change in fair value of contingent consideration and indemnification asset	2,570	(500)	(492)	(300)
Total operating expenses	282,301	240,281	1,021,187	701,875
Operating loss	(17,708)	(20,138)	(270,677)	(92,017)
Interest income	1,288	1,124	3,049	3,026
Interest expense	(7,419)	(3,630)	(19,997)	(10,812)
Impairment of equity method investments	—	—	(47,133)	—
Gain (loss) from equity method investees	(13,717)	(3,859)	11,014	(6,187)
Other income (expense), net	(111)	(84)	170	(244)
Loss before income taxes and non-controlling interests	(37,667)	(26,587)	(323,574)	(106,234)
Provision (benefit) for income taxes	503	(849)	(3,131)	53
Net loss	(38,170)	(25,738)	(320,443)	(106,287)
Net loss attributable to non-controlling interests	(822)	(217)	(822)	(2,412)
Net loss attributable to common shareholders of Evolent Health, Inc.	$(37,348)	$(25,521)	$(319,621)	$(103,875)

Loss per common share
Basic and diluted	$(0.44)	$(0.30)	$(3.87)	$(1.27)

Weighted-average common shares outstanding
Basic and diluted	85,172	83,819	82,615	81,831

Comprehensive loss
Net loss	$(38,170)	$(25,738)	$(320,443)	$(106,287)
Other comprehensive loss, net of taxes, related to:
Foreign currency translation adjustment	71	(68)	(86)	(33)
Total comprehensive loss	(38,099)	(25,806)	(320,529)	(106,320)
Total comprehensive loss attributable to non-controlling interests	(822)	(217)	(822)	(2,412)
Total comprehensive loss attributable to common shareholders of Evolent Health, Inc.	$(37,277)	$(25,589)	$(319,707)	$(103,908)

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30, 2020	December 31, 2019
Cash and cash equivalents	$370,514	$101,008
Restricted cash	30,037	27,523
Restricted investments	1,410	817
Total current assets	548,545	228,801
Investments, at amortized cost	16,519	18,558
Intangible assets, net	275,492	308,459
Goodwill	354,722	572,064
Total assets	1,391,789	1,498,015

Accounts payable	32,177	37,488
Long-term debt, net of discount	285,213	293,667
Total liabilities	737,044	568,968

Total shareholders' equity attributable to Evolent Health, Inc.	629,818	922,358
Non-controlling interests	24,927	6,689
Total liabilities and shareholders' equity (deficit)	1,391,789	1,498,015

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Nine Months Ended September 30,
	2020	2019
Net cash and restricted cash used in operating activities	$(3,374)	(55,832)
Net cash and restricted cash from (used in) investing activities	263,297	(102,460)
Net cash and restricted cash from (used in) financing activities	12,054	(24,299)
Effect of exchange rate on cash and cash equivalents and restricted cash	43	19
Net increase (decrease) in cash and cash equivalents and restricted cash	272,020	(182,572)
Cash and cash equivalents and restricted cash as of beginning-of-period	128,531	388,325
Cash and cash equivalents and restricted cash as of end-of-period	$400,551	205,753

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(in thousands, unaudited)

	For the Three Months Ended September 30, 2020			For the Three Months Ended September 30, 2019			Evolent Health, Inc. as Reported		Evolent Health, Inc. as Adjusted
	Evolent		Evolent	Evolent		Evolent
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services	$4,807	$—	$4,807	$5,184	$—	$5,184	$(377)	(7.3)%	$(377)	(7.3)%
Platform and operations services (1)	230,299	—	230,299	171,438	165	171,603	58,861	34.3%	58,696	34.2%
Premiums	29,487	—	29,487	43,521	—	43,521	(14,034)	(32.2)%	(14,034)	(32.2)%
Total revenue	264,593	—	264,593	220,143	165	220,308	44,450	20.2%	44,285	20.1%
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below) (2)	183,165	(3,012)	180,153	131,763	(2,720)	129,043	51,402	39.0%	51,110	39.6%
Claims expenses	21,325	—	21,325	34,802	—	34,802	(13,477)	(38.7)%	(13,477)	(38.7)%
Selling, general and administrative expenses (3)	55,758	(5,328)	50,430	58,808	(5,678)	53,130	(3,050)	(5.2)%	(2,700)	(5.1)%
Depreciation and amortization expenses (4)	14,694	(5,983)	8,711	15,408	(6,101)	9,307	(714)	(4.6)%	(596)	(6.4)%
Loss on extinguishment of debt	4,789	(4,789)	—	—	—	—	4,789	100.0%	—	—%
Change in fair value of contingent consideration and indemnification asset	2,570	(2,570)	—	(500)	500	—	3,070	(614.0)%	—	—%
Total operating expenses	282,301	(21,682)	260,619	240,281	(13,999)	226,282	42,020	17.5%	34,337	15.2%
Operating income (loss)	$(17,708)	$21,682	$3,974	$(20,138)	$14,164	$(5,974)	$2,430	12.1%	$9,948	166.5%

Total operating expenses as a percentage of total revenue	106.7%		98.5%	109.1%		102.7%
————
(1)Adjustments to platform and operations services revenue include deferred revenue purchase accounting adjustments of approximately $0.2 million for the three months ended September 30, 2019, resulting from our acquisitions and business combinations.
(2)Adjustments to cost of revenue include $0.4 million and $1.6 million in stock-based compensation expense for the three months ended September 30, 2020 and 2019, respectively. The adjustments also include approximately $2.6 million and $0.4 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment for both the three months ended September 30, 2020 and 2019, respectively. Adjustments also include contract cost assets impairment charge of $0.6 million for the three months ended September 30, 2019. Adjustments also include acquisition-related costs of approximately $0.1 million for the three months ended September 30, 2019 resulting from acquisitions and business combinations.
(3)Adjustments to selling, general and administrative expenses include $2.7 million and $4.2 million in stock-based compensation expense for the three months ended September 30, 2020 and 2019, respectively. Adjustments also include acquisition-related costs of $0.8 million and $1.2 million for the three months ended September 30, 2020 and 2019, respectively, resulting from acquisitions and business combinations. Adjustments for the three months ended September 30, 2020 and 2019 also include $1.8 million and $0.3 million of severance costs, respectively.
(4)Adjustments to depreciation and amortization expenses of approximately $6.0 million and $6.1 million for the three months ended September 30, 2020 and 2019, respectively, relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

	For the Nine Months Ended September 30, 2020			For the Nine Months ended September 30, 2019			Evolent Health, Inc. as Reported		Evolent Health, Inc. as Adjusted
	Evolent		Evolent	Evolent		Evolent
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services	$10,800	$—	$10,800	$10,481	$—	$10,481	$319	3.0%	$319	3.0%
Platform and operations services (1)	652,574	—	652,574	463,252	926	464,178	189,322	40.9%	188,396	40.6%
Premiums	87,136	—	87,136	136,125	—	136,125	(48,989)	(36.0)%	(48,989)	(36.0)%
Total revenue	750,510	—	750,510	609,858	926	610,784	140,652	23.1%	139,726	22.9%
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below) (2)	524,630	(7,220)	517,410	357,587	(6,067)	351,520	167,043	46.7%	165,890	47.2%
Claims expenses	63,136	—	63,136	108,644	—	108,644	(45,508)	(41.9)%	(45,508)	(41.9)%
Selling, general and administrative expenses (3)	160,967	(16,354)	144,613	200,578	(30,839)	169,739	(39,611)	(19.7)%	(25,126)	(14.8)%
Goodwill impairment	215,100	(215,100)	—	—	—	—	215,100	100.0%	—	—%
Depreciation and amortization expenses (4)	46,610	(17,993)	28,617	44,966	(18,195)	26,771	1,644	3.7%	1,846	6.9%
(Gain) loss on disposal of assets	6,447	(6,447)	—	(9,600)	9,600	—	16,047	(167.2)%	—	—%
Loss on extinguishment of debt	4,789	(4,789)	—	—	—	—	4,789	100.0%	—	—%
Change in fair value of contingent consideration and indemnification asset	(492)	492	—	(300)	300	—	(192)	64.0%	—	—%
Total operating expenses	1,021,187	(267,411)	753,776	701,875	(45,201)	656,674	319,312	45.5%	97,102	14.8%
Operating income (loss)	$(270,677)	$267,411	$(3,266)	$(92,017)	$46,127	$(45,890)	$(178,660)	(194.2)%	$42,624	92.9%

Total operating expenses as a percentage of total revenue	136.1%		100.4%	115.1%		107.5%
————
(1)Adjustments to platform and operations services revenue include deferred revenue purchase accounting adjustments of approximately $0.9 million for the nine months ended September 30, 2019, resulting from our acquisitions and business combinations.
(2)Adjustments to cost of revenue include $1.4 million and $3.3 million in stock-based compensation expense for the nine months ended September 30, 2020 and 2019, respectively. Adjustments also include acquisition-related costs of approximately $0.3 million for the nine months ended September 30, 2019, resulting from acquisitions and business combinations. The adjustments also include approximately $3.7 million and $1.9 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment for the nine months ended September 30, 2020 and 2019, respectively. Adjustments also include contract cost assets impairment charge of $0.6 million for the nine months ended September 30, 2019. Adjustments for the nine months ended September 30, 2020 include $2.2 million of severance costs.
(3)Adjustments to selling, general and administrative expenses include $9.0 million and $11.8 million in stock-based compensation expense for the six months ended September 30, 2020 and 2019, respectively. Adjustments also include acquisition-related costs of $1.6 million and $4.1 million for the nine months ended September 30, 2020 and 2019, respectively, resulting from acquisitions and business combinations. Adjustments for the nine months ended September 30, 2020 and 2019 also include $5.7 million and $14.8 million of severance costs, respectively. The adjustments also include approximately $0.1 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment for the nine months ended September 30, 2019.
(4)Adjustments to depreciation and amortization expenses of approximately $18.0 million and $18.2 million for the nine months ended September 30, 2020 and 2019, respectively, relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

Evolent Health, Inc.
Segment Results
(in thousands, unaudited)

	Services	True Health	Intersegment Eliminations	Consolidated
Revenue
For the Three Months Ended September 30, 2020
Services:
Transformation services	$4,807	$—	$—	$4,807
Platform and operations services	234,914	—	(4,615)	230,299
Services revenue	239,721	—	(4,615)	235,106
True Health:
Premiums	—	29,487	—	29,487
Total revenue	$239,721	$29,487	$(4,615)	$264,593

For the Three Months Ended September 30, 2019
Services:
Transformation services	$5,184	$—	$—	$5,184
Platform and operations services	174,688	—	(3,250)	171,438
Services revenue	179,872	—	(3,250)	176,622
True Health:
Premiums	—	43,765	(244)	43,521
Total revenue	$179,872	$43,765	$(3,494)	$220,143

	Services	True Health	Segments Total
For the Three Months Ended September 30, 2020
Adjusted EBITDA	$13,783	$(1,100)	$12,683

For the Three Months Ended September 30, 2019
Adjusted EBITDA	$3,139	$194	$3,333

	Services	True Health	Intersegment Eliminations	Consolidated
Revenue
For the Nine Months Ended September 30, 2020
Services:
Transformation services	$10,800	$—	$—	$10,800
Platform and operations services	667,653	—	(15,079)	652,574
Services revenue	678,453	—	(15,079)	663,374
True Health:
Premiums	—	87,415	(279)	87,136
Total revenue	$678,453	$87,415	$(15,358)	$750,510

For the Nine Months Ended September 30, 2019
Services:
Transformation services	$10,481	$—	$—	$10,481
Platform and operations services	472,638	—	(9,386)	463,252
Services revenue	483,119	—	(9,386)	473,733
True Health:
Premiums	—	136,905	(780)	136,125
Total revenue	$483,119	$136,905	$(10,166)	$609,858

	Services	True Health	Segments Total
For the Nine Months Ended September 30, 2020
Adjusted EBITDA	$28,178	$(2,829)	$25,349

For the Nine Months Ended September 30, 2019
Adjusted EBITDA	$(21,157)	$2,038	$(19,119)

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Loss
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		For the Three Months Ended June 30, 2020
	2020	2019	2020	2019
Net loss attributable to common shareholders of Evolent Health, Inc.	$(37,348)	$(25,521)	$(319,621)	$(103,875)	$(203,521)
GAAP margin	(14.1)%	(11.6)%	(42.6)%	(17.0)%	(85.3)%
Less:
Interest income	1,288	1,124	3,049	3,026	842
Interest expense	(7,419)	(3,630)	(19,997)	(10,812)	(6,293)
(Provision) benefit for income taxes	(503)	849	3,131	(53)	3,904
Depreciation and amortization expenses	(14,694)	(15,408)	(46,610)	(44,966)	(15,778)
EBITDA	(16,020)	(8,456)	(259,194)	(51,070)	(186,196)
Less:
Impairment of equity method investees	—	—	(47,133)	—	—
Loss on extinguishment of debt	(4,789)	—	(4,789)	—	—
Gain (loss) from equity method investees	(13,717)	(3,859)	11,014	(6,187)	25,143
Gain (loss) on disposal of assets	—	—	(6,447)	9,600	—
Goodwill impairment	—	—	(215,100)	—	(215,000)
Change in fair value of contingent consideration and indemnification asset	(2,570)	500	492	300	(756)
Other income (expense), net	(111)	(84)	170	(244)	352
Net loss attributable to non-controlling interests	822	217	822	2,412	—
Purchase accounting adjustments	—	(165)	—	(926)	—
Stock-based compensation expense	(3,164)	(5,758)	(10,375)	(15,045)	(3,703)
Severance costs	(1,757)	(307)	(7,890)	(14,790)	(30)
Amortization of contract cost assets	(2,610)	(1,061)	(3,817)	(2,613)	(767)
Acquisition-related costs	(807)	(1,272)	(1,490)	(4,458)	(374)
Adjusted EBITDA	$12,683	$3,333	$25,349	$(19,119)	$9,039

Adjusted EBITDA margin	4.8%	1.5%	3.4%	(3.1)%	3.8%

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) Available to Common
Shareholders to Net Loss Attributable to Common Shareholders
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net Loss Attributable to Common Shareholders - Basic and Diluted (a)	$(37,348)	$(25,521)	$(319,621)	$(103,875)
Less:
Gain (loss) from equity method investees	(13,717)	(3,859)	11,014	(6,187)
Other income (expense), net	(111)	—	170	431
Gain (loss) on disposal of assets	—	—	(6,447)	9,600
Impairment of equity method investees	—	—	(47,133)	—
Goodwill impairment	—	—	(215,100)	—
Loss on extinguishment of debt	(4,789)	—	(4,789)	—
Change in fair value of contingent consideration and indemnification asset	(2,570)	500	492	300
Net loss attributable to non-controlling interests	822	217	822	2,412
Purchase accounting adjustments	(5,983)	(6,266)	(17,993)	(19,121)
Stock-based compensation expense	(3,164)	(5,758)	(10,375)	(15,045)
Severance costs	(1,757)	(307)	(7,890)	(14,790)
Amortization of contract cost assets	(2,610)	(1,061)	(3,817)	(2,613)
Acquisition-related costs	(807)	(1,272)	(1,490)	(4,458)
Adjusted Loss Attributable to Common Shareholders (b)	$(2,662)	$(7,715)	$(17,085)	$(54,404)

Loss per Share Attributable to Common Shareholders - Basic and Diluted (a) (1)	$(0.44)	$(0.30)	$(3.87)	$(1.27)

Adjusted Loss per Share Available to Common Shareholders (b) (2)	$(0.03)	$(0.09)	$(0.18)	$(0.65)

Weighted-average common shares - basic and diluted (1)	85,172	83,819	82,615	81,831
Adjusted Weighted-Average Common Shares (3)	85,172	84,525	82,615	83,481
————
(1)For periods of net loss, shares used in both the basic and diluted earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.
(2)Represents Adjusted Earnings (Loss) Available to Common Shareholders divided by Adjusted Weighted-Average Common Shares as described in footnote 3 below.
(3)Represents the weighted-average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares. See the reconciliation of Adjusted Weighted-Average Common to Diluted Weighted-Average Common Shares on the following page.

Evolent Health, Inc.
Reconciliation of Adjusted Weighted-Average Common
Shares to Diluted Weighted-Average Common Shares
(in thousands, unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Weighted-average common shares - diluted	85,172	83,819	82,615	81,831
Assumed conversion of Class B common shares to Class A common shares (1)	—	706	—	1,650
Adjusted Weighted-Average Common Shares	85,172	84,525	82,615	83,481
————
(1)    All Class B common shares were converted to Class A common shares as of December 31, 2019.

Evolent Health, Inc.
Guidance Reconciliation
(in thousands, unaudited)

	For the Three Months Ended December 31, 2020	For the Year Ended December 31, 2020
Net loss attributable to common shareholders of Evolent Health, Inc.	$(19,198)	$(338,819)
Less:
Interest income	1,250	4,299
Interest expense	(9,239)	(29,236)
Income tax expense	—	3,131
Depreciation and amortization expenses	(16,500)	(63,110)
EBITDA	5,291	(253,903)
Less:
Impairment of equity method investments	—	(47,133)
Goodwill impairment	—	(215,100)
Loss from equity method investees	(500)	10,514
Net loss attributable to non-controlling interests	—	822
Loss on extinguishment of debt	—	(4,790)
Loss on disposal of assets	—	(6,447)
Change in fair value of contingent consideration and indemnification asset	—	492
Other income (expense), net	—	170
Stock-based compensation expense	(3,750)	(14,125)
Severance costs	(500)	(8,390)
Amortization of contract cost assets	(459)	(4,276)
Acquisition-related costs	(1,000)	(2,492)
Adjusted EBITDA	$11,500	$36,852

The guidance reconciliation provided above reconciles the midpoint of the respective guidance ranges to the most comparable GAAP measure.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this report and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•the potential negative impact of the COVID-19 pandemic;
•the economic benefits we expect to receive as a result of the sale of certain assets of Passport may not be realized;
•the significant portion of revenue we derive from our largest partners, and the potential loss, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate;
•the structural change in the market for health care in the United States;
•uncertainty in the health care regulatory framework, including the potential impact of policy changes;
•uncertainty in the public exchange market;
•the uncertain impact of CMS waivers to Medicaid rules and changes in membership and rates;
•the uncertain impact the results of elections may have on health care laws and regulations;
•our ability to effectively manage our growth and maintain an efficient cost structure, and to successfully implement cost cutting measures;
•our ability to offer new and innovative products and services;
•risks related to completed and future acquisitions, investments, alliances and joint ventures, including the acquisition of assets from New Mexico Health Connections, and the acquisitions of Valence Health Inc., excluding Cicerone Health Solutions, Inc., Aldera Holdings, Inc., NCIS Holdings, Inc. (“New Century Health”), and Passport, which may be difficult to integrate, divert management resources, or result in unanticipated costs or dilute our stockholders;
•our ability to consummate opportunities in our pipeline;
•risks relating to our ability to maintain profitability for our total cost of care and New Century Health’s performance-based contracts and products, including capitation and risk-bearing contracts;
•the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including governmental funding reductions and other policy changes, enrollment numbers for our partners’ plans (including in Florida), premium pricing reductions, selection bias in at-risk membership and the ability to control and, if necessary, reduce health care costs;
•our ability to attract new partners and successfully capture new growth opportunities;
•the increasing number of risk-sharing arrangements we enter into with our partners;
•our ability to recover the significant upfront costs in our partner relationships;
•our ability to estimate the size of our target markets;
•our ability to maintain and enhance our reputation and brand recognition;
•consolidation in the health care industry;
•competition which could limit our ability to maintain or expand market share within our industry;
•risks related to governmental payer audits and actions, including whistleblower claims;
•our ability to partner with providers due to exclusivity provisions in our contracts;
•restrictions and penalties as a result of privacy and data protection laws;
•adequate protection of our intellectual property, including trademarks;
•any alleged infringement, misappropriation or violation of third-party proprietary rights;
•our use of “open source” software;
•our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;
•our reliance on third parties and licensed technologies;
•our ability to use, disclose, de-identify or license data and to integrate third-party technologies;
•data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;
•online security risks and breaches or failures of our security measures, including with respect to privacy of health information;

•our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our users;
•our reliance on third-party vendors to host and maintain our technology platform;
•our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;
•True Health New Mexico’s ability to enter the individual market;
•the risk of a significant reduction in the enrollment in our health plan;
•our ability to accurately underwrite performance-based risk-bearing contracts;
•risks related to our offshore operations;
•our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;
•the impact of additional goodwill and intangible asset impairments on our results of operations;
•our indebtedness, our ability to service our indebtedness, the impact of covenants in our credit agreement on our business, our ability to access the delayed draw loan under our credit facility and our ability to obtain additional financing;
•our ability to achieve profitability in the future;
•the impact of litigation, including the ongoing class action lawsuit;
•our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;
•our ability to utilize benefits under the tax receivables agreement described herein;
•our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;
•the terms of agreements between us and certain of our pre-IPO investors;
•the conditional conversion features of the 2024 and 2025 convertible notes, which, if triggered, could require us to settle the 2024 or 2025 convertible notes in cash;
•the impact of the accounting method for convertible debt securities that may be settled in cash;
•the potential volatility of our Class A common stock price;
•the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale;
•provisions in our second amended and restated certificate of incorporation and second amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;
•the ability of certain of our investors to compete with us without restrictions;
•provisions in our second amended and restated certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;
•our intention not to pay cash dividends on our Class A common stock; and
•our ability to remediate our material weaknesses and to maintain effective internal control over certain instances of one of our claims processing systems.

The risks included here are not exhaustive.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements.  Our Annual Report on Form 10-K for the year ended December 31, 2019, subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment.  New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.